As filed with the Securities and Exchange Commission on November 14, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MATTEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-1567322
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Continental Boulevard
El Segundo, California 90245-5012
(310) 252-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AMENDED AND RESTATED MATTEL 1996 STOCK OPTION PLAN
(Full titles of the plans)

Christopher O’Brien, Esq.
Assistant General Counsel and Assistant Secretary
Mattel, Inc.
333 Continental Boulevard
El Segundo, California 90245-5012
(310) 252-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James P. Beaubien, Esq.
Latham & Watkins
633 West 5th Street, Suite 4000
Los Angeles, California 90071
(213) 485-1234

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)(3)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $1.00 per share	6,600,000	$18.46	$121,836,000	$11,208.91

(1)
The Amended and Restated Mattel 1996 Stock Option Plan, as amended (the “Plan”) authorizes the issuance of up to 50,000,000 shares of common stock, par value $1.00 per share (“Common Stock”), of Mattel, Inc. (“Mattel”), of which 6,600,000 shares are being registered hereunder and 16,500,000 shares of which have been previously registered. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the amount registered hereunder included an indeterminate number of shares of Mattel’s Common Stock that may be issued in accordance with the provisions of the Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.
(3)
The Proposed Maximum Offering Price Per Share is based upon the average of the high and low trading prices ($18.46) of Mattel’s common stock as reported on the New York Stock Exchange on November 12, 2002, pursuant to Rule 457(h) of the Securities Act.

PART I

The information called for in Part I of Form S-8 is not being prepared in accordance with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 registers the offer and sale of an additional 6,600,000 shares of Common Stock of Mattel for issuance under the Plan. The contents of the prior Registration Statements on Form S-8 of Mattel relating to the Plan, File Nos. 333-03385 and 333-75145, are incorporated herein by reference.

Item 3.    Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission pursuant to Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	Mattel’s Annual Report on Form 10-K for the year ended December 31, 2001;

(b)	Mattel’s Current Reports on Form 8-K, dated February 13, 2002, April 5, 2002, July 18, 2002, August 9, 2002, October 18, 2002, and November 12, 2002;

(c)	Mattel’s Definitive Proxy Statement relating to the Annual Meeting of Stockholders held on May 23, 2002;

(d)	Mattel’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002; and

(e)	The description of Mattel’s common stock contained in Mattel’s Current Report on Form 8-K dated November 16, 1998.

All documents filed by Mattel pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8.    Exhibits.

4.1	Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 10.58 to Mattel’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.2	Amendment to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 4.2 to Mattel’s Registration Statement on Form S-8 dated March 26, 1999).

4.3	Amendment No. 2 to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 10.42 to Mattel’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.4	Amendment No. 3 to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 99.1 to Mattel’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

4.5	Amendment No. 4 to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 10.68 to Mattel’s Annual Report on Form 10-K for the year ended December 31, 2000).

4.6	Amendment No. 5 to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 99.1 to Mattel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.7	Amendment to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 10.64 to Mattel’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.8	Amendment No. 6 to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 99.0 to Mattel’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

4.9	Amendment No. 7 to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 99.0 to Mattel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

+5.1	Opinion of Christopher O’Brien, Esq.

+23.1	Consent of PricewaterhouseCoopers LLP.

+23.2	Consent of Christopher O’Brien, Esq. (included in Exhibit 5.1).

+24.1	Power of Attorney with respect to Mattel (see page S-3).

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 12, 2002.

MATTEL, INC.

By:	/s/ KEVIN M. FARR
Name:	Kevin M. Farr
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Robert A. Eckert, Robert Normile, Christopher O’Brien and John L. Vogelstein, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this Registration Statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ROBERT A. ECKERT Robert A. Eckert	Chairman of the Board and Chief Executive Officer	November 8, 2002

/s/ KEVIN M. FARR Kevin M. Farr	Chief Financial Officer (principal financial and accounting officer)	November 12, 2002

/s/ EUGENE P. BEARD Eugene P. Beard	Director	November 7, 2002

/s/ HAROLD BROWN Dr. Harold Brown	Director	November 11, 2002

/s/ TULLY M. FRIEDMAN Tully M. Friedman	Director	November 12, 2002

/s/ RONALD LOEB Ronald Loeb	Director	November 12, 2002

/s/ ANDREA L. RICH Dr. Andrea L. Rich	Director	November 7, 2002

/s/ WILLIAM D. ROLLNICK William D. Rollnick	Director	November 12, 2002

/s/ CHRISTOPHER A. SINCLAIR Christopher A. Sinclair	Director	November 12, 2002

/s/ G. CRAIG SULLIVAN G. Craig Sullivan	Director	November 12, 2002

/s/ JOHN L. VOGELSTEIN John L. Vogelstein	Director	November 12, 2002

/s/ KATHY BRITTAIN WHITE Kathy Brittain White	Director	November 12, 2002

/s/ RALPH V. WHITWORTH Ralph V. Whitworth	Director	November 12, 2002

INDEX TO EXHIBITS

SEQUENTIALLY NUMBERED EXHIBIT	DESCRIPTION

4.1	Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 10.58 to Mattel’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.2	Amendment to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 4.2 to Mattel’s Registration Statement on Form S-8 dated March 26, 1999).

4.3	Amendment No. 2 to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 10.42 to Mattel’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.4	Amendment No. 3 to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 99.1 to Mattel’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

4.5	Amendment No. 4 to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 10.68 to Mattel’s Annual Report on Form 10-K for the year ended December 31, 2000).

4.6	Amendment No. 5 to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 99.1 to Mattel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.7	Amendment to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 10.64 to Mattel’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.8	Amendment No. 6 to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 99.0 to Mattel’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

4.9	Amendment No. 7 to Amended and Restated Mattel 1996 Stock Option Plan (incorporated by reference to Exhibit 99.0 to Mattel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

+ 5.1	Opinion of Christopher O’Brien, Esq.

+ 23.1 +23.2	Consent of PricewaterhouseCoopers LLP. Consent of Christopher O’Brien, Esq. (included in Exhibit 5.1)

+24.1	Power of Attorney with respect to Mattel (see page S-3).

+	Filed herewith.